Exhibit 10.1
RESTRICTED SHARE UNIT PLAN
The Board of Directors of Ivanhoe Energy Inc. (the “Company”) has established this Restricted Share Unit Plan (the “Plan”) for the Company governing the issuance of Restricted Share Units (as defined herein) of the Company to Service Providers (as defined herein) of the Company and its Affiliates (as defined herein).
1.	Purposes

The principal purposes of the Plan are as follows:
(a)	to strengthen the ability of the Company to attract and retain qualified Service Providers which the Company and its Affiliates require;
(b)	to align the interests of Service Providers with the interests of the Company’s shareholders; and
(c)
to focus management of the Company and its Affiliates on operating and financial performance and total long-term shareholder return by providing an increased incentive to contribute to the Company’s growth and profitability.

2.	Definitions
As used in this Plan, the following words and phrases shall have the meanings indicated:
(a)	“Accelerated Vesting Event” means, in respect of a Grantee, a Termination Without Cause occurring within six months of the effective time of a Change of Control;
(b)
“Affiliate” has the meaning set forth in Section 1(2) of the Securities Act (Ontario), as amended, and includes those issuers that are similarly related, whether or not any of the issuers are corporations, companies, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity and, for the purposes of this Plan, a reference to an Affiliate shall mean an Affiliate of the Company within such meaning;

(c)	“Board” means the board of directors of the Company as it may be constituted from time to time;

(d)	“Change of Control” means an event pursuant to which:
(i)
a merger, amalgamation, arrangement, consolidation, reorganization or transfer takes place in which securities of the Company having more than 50% of the total combined voting power of the Company’s outstanding voting securities are acquired by a person or persons different from the persons holding those voting securities immediately prior to such event, and the composition of the Board following such event is such that the directors of the Company prior to the transaction constitute less than 50% of the Board membership following the event; or

(ii)
any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment, or understanding acquires, directly or indirectly, 50% or more of the voting rights attached to all outstanding voting securities; or

(iii)
any person or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding acquires, directly or indirectly, the right to appoint a majority of the directors of the Company; or

(iv)
the Company sells, transfers or otherwise disposes of all or substantially all of its assets, except that no Change of Control will be deemed to occur if such sale or disposition is made to a subsidiary or subsidiaries of the Company;

(e)	“Committee” has the meaning set forth in Section 3 hereof;
(f)	“Consultant” means a person or company, other than an employee, executive officer or director of the Company or an Affiliate that:
(i)	is engaged to provide services to the Company or an Affiliate;
(ii)	provides services under a written contract with the Company or an Affiliate; and
(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate;
and includes, for an individual Consultant, a company of which the individual Consultant is an employee or shareholder and a partnership of which the individual Consultant is an employee or a partner;
(g)
“Disability” means a physical or mental incapacity of the Grantee that has prevented the Grantee from performing the duties customarily assigned to the Grantee for one hundred and eighty (180) days, whether or not consecutive, out of any twelve (12) consecutive months and that are in the opinion of the Board likely to continue;

(h)	“Exchange” means the principal stock exchange upon which the Shares are listed or upon which the Shares have been approved for listing;
(i)
“Fair Market Value” means, with respect to a Share on any date, the weighted average price of the Shares on the Exchange for the five days on which Shares were traded immediately preceding that date; provided that if the Shares are not listed for trading on a stock exchange on such date, the Fair Market Value shall be the price per Share as the Board, acting in good faith, may determine;

(j)	“Grant Date” means the effective date of the granting of a Unit Award as is specified in the applicable Unit Award Agreement between the Company to the Grantee;

(k)	“Grantee” has the meaning set forth in Section 4 hereof;
(l)
“Performance Measures” for any fiscal year or other period that the Board in its sole discretion shall determine, means the performance measures to be taken into consideration in awarding Restricted Share Units under the Plan;

(m)
“Plan Trustee” means a Plan Trustee appointed by the Company pursuant to the terms of an employee benefit plan trust agreement providing for contributions by the Company to a trust created thereunder for the purpose of purchasing Shares on the open market to be delivered to holders of Unit Awards pursuant to Section 5(c)(iii);

(n)
“Restricted Share Unit” means the right of a Grantee to receive a Share or a cash payment on the Vesting Date of such Restricted Share Unit, subject to adjustment pursuant to the provisions of Section 5, in the manner and subject to the terms and provisions set forth in the Plan and the applicable Unit Award Agreement;

(o)	“Retirement” shall have such meaning as the Committee or the Board shall determine from time to time;

(p)	“Service Provider” has the meaning set forth in Section 4 hereof;

(q)	“Shareholder” means a holder of Shares;

(r)	“Shares” means common shares in the capital of the Company;

(s)	“Termination Without Cause” has the meaning set forth in Section 5 hereof;
(t)	“Trust Fund” means one or more trust funds, as specified by the Committee, established by the Company for the purpose of funding Unit Awards granted pursuant to the Plan;

(u)	“Unit Award” means an award of Restricted Share Units under the Plan;

(v)	“Unit Award Agreement” has the meaning set forth in Section 5 hereof; and
(w)
“Vesting Date” means, with respect to any Restricted Share Unit, the date, determined in accordance with Section 5(b), upon which the Shares or cash to be received thereunder shall become deliverable to the Grantee of such Restricted Share Unit.

3.	Administration
The Plan shall be administered by the Board or by such committee as the Board delegates such authority to from time to time (either the Board or such committee of the Board shall be referred to as the “Committee” and any reference to the Board shall include a reference to the Committee, as the context may require). The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority:
(a)	to make Unit Awards;

(b)	to determine the Fair Market Value of the Shares on any date;
(c)	to determine the Service Providers to whom, and the time or times at which, Unit Awards shall be granted;

(d)	to determine the number of Restricted Share Units to be awarded pursuant to each Unit Award;
(e)
to determine the Vesting Dates of the Restricted Share Units provided that the Vesting Date for all Restricted Share Units granted under a particular Unit Award shall not be later than November 30 of the third year following the year in which the particular Unit Award was made;

(f)	to prescribe, amend and rescind rules and regulations relating to the Plan;

(g)	to interpret the Plan;

(h)	to appoint or replace the Plan Trustee;
(i)	to determine the terms and provisions of Unit Award Agreements (which need not be identical) entered into in connection with Unit Awards; and
(j)	to make all other determinations deemed necessary or advisable for the administration of the Plan.
The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, including without limitation, to a third-party agent or trustee, including the Plan Trustee the authority to acquire Shares for delivery to Grantees in accordance with the Plan, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.
For greater certainty and without limiting the discretion conferred on the Committee pursuant to this Section, the Committee’s decision to approve the grant of a Unit Award in any year shall not require the Committee to approve the grant of a Unit Award to any Service Provider in any other year; nor shall the Committee’s decision with respect to the size or terms and conditions of a Unit Award in any year require it to approve the grant of a Unit Award of the same size or with the same terms and conditions to any Service Provider in any other year. The Committee shall not be precluded from approving the grant of a Unit Award to any Service Provider solely because such Service Provider may previously have been granted a Unit Award under this Plan or any other similar compensation arrangement of the Company or an Affiliate. No Service Provider has any claim or right to be granted a Unit Award.
4.	Eligibility and Award Determination
Unit Awards may only be granted to full-time and part-time employees, senior officers, directors or Consultants of the Company or an Affiliate (collectively, “Service Providers”); provided, however, that the participation of a Service Provider in the Plan is voluntary. In determining the Service Providers to whom Unit Awards may be granted (“Grantees”) and the number of Restricted Share Units to be awarded pursuant to each Unit Award, the Committee may take into account the following factors:
(a)	compensation data for comparable benchmark positions among the Company’s competitors;

(b)	the duties and seniority of the Service Provider;

(c)	the performance of the Service Provider in the prior year relevant to the Performance Measures of the Company for the relevant performance period;
(d)	individual and/or departmental contributions and potential contributions to the success of the Company; and
(e)	such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
5.	Terms and Conditions of Unit Awards
Each Unit Award granted under the Plan shall be subject to the terms and conditions of the Plan and evidenced by an agreement between the Company and the Grantee (a “Unit Award Agreement”), which agreement shall comply with, and be subject to, any applicable requirements of the Exchange and the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):
(a)
Number of Restricted Share Units — The Committee shall determine the number of Restricted Share Units to be awarded to a Grantee pursuant to the Unit Award in accordance with the provisions set forth in Section 4 of the Plan.

(b)	Vesting Date — Subject to Section 3(e) and the remaining provisions of this Section 5, with respect to any Unit Award, the Restricted Share Units thereunder shall vest as follows:
(i)	as to 33 1/3 % of the Restricted Share Units with respect to such Unit Award on the first anniversary of the Grant Date;
(ii)	as to 33 1/3 % of the Restricted Share Units with respect to such Unit Award on the second anniversary of the Grant Date; and
(iii)	as to 33 1/3 % of the Restricted Share Units with respect to such Unit Award on the third anniversary of the Grant Date;
provided, however, that if an Accelerated Vesting Event occurs in respect of a Grantee prior to any of the Vesting Dates determined in accordance with the above provisions, all of the Grantee’s Restricted Share Units that have not yet vested as of such time shall vest on the earlier of: (i) the next applicable Vesting Date determined in accordance with the Unit Award; and (ii) immediately prior to the effective time of the Accelerated Vesting Event.
(c)	Payment in Respect of Restricted Share Units
(i)
Notwithstanding anything else contained herein, for a Grantee who is subject to tax in a jurisdiction outside of Canada (including a Grantee who may also be subject to tax in Canada), the Company, or the Affiliate in whose service the Grantee may be, shall pay on a Vesting Date to such Grantee a cash payment equal to the Fair Market Value of a Share on such Vesting Date multiplied by the number of Restricted Share Units that vest in the Grantee on such Vesting Date (as adjusted in accordance with the relevant provisions set forth in this Section 5), in consideration for the surrender by the Grantee of the right to receive such cash payment under such Unit Award.

(ii)
Subject to Section 5(c)(i), the Committee may at any time decide in its sole discretion that the Company, or the Affiliate in whose service the Grantee may be, will pay on a Vesting Date to such Grantee a cash amount equal to the Fair Market Value of the Shares that would be otherwise deliverable on such Vesting Date under a Unit Award (as adjusted in accordance with the relevant provisions set forth in this Section 5) (such fair value being referred to herein as the “Settlement Amount”) in consideration for the surrender by the Grantee of the rights to receive such Shares (or a cash payment) under such Unit Award.

(iii)
Subject to Section 5(c)(i), unless the Settlement Amount is paid to a Grantee wholly in cash, the number of Shares that are deliverable to a Grantee on a Vesting Date shall be acquired by and delivered to the Grantee by the Plan Trustee (and not by the Company or any of its Affiliates) pursuant to the terms of a benefit plan trust agreement between the Company and the Plan Trustee, such Shares to be acquired on the Exchange by the Plan Trustee from contributions made by the Company to the Trust Fund established under the employee benefit plan trust agreement. Notwithstanding anything in this Plan or in any benefit plan trust agreement to the contrary, any Shares acquired by the Plan Trustee for the purposes of the Plan will be acquired on behalf, and for the sole benefit, of a Grantee in respect of Restricted Share Units and not on behalf, or for the benefit, of the Company or any of its Affiliates.

(iv)
The Company or the Affiliate, as the case may be, shall be entitled to withhold from any cash payments or Shares delivered to the Grantee all amounts as may be required by law and in the manner contemplated by Section 7 hereof.

(d)
Termination of Relationship as Service Provider — Unless otherwise provided in a Unit Award Agreement pertaining to a particular Unit Award or any written employment agreement governing a Grantee’s role as a Service Provider, or unless otherwise determined by the Committee, the following provisions shall apply in the event that a Grantee ceases to be a Service Provider:

(i)
Termination for cause — If a Grantee ceases to be a Service Provider as a result of termination for cause, effective as of the date notice is given to the Grantee of such termination, all unvested Restricted Share Units held by such Grantee shall be terminated and all rights to receive any payment thereunder shall be forfeited by the Grantee following the date on which such Grantee ceases to be a Service Provider.

(ii)
Termination not for cause — If a Grantee ceases to be a Service Provider as a result of being terminated other than a termination for cause (a “Termination Without Cause”) and such Termination Without Cause is not an Accelerated Vesting Event, effective as of the date which is six months after the Termination Without Cause and notwithstanding any other severance entitlements or entitlement to notice or compensation in lieu thereof, all unvested Restricted Share Units held by such Grantee shall be terminated and all rights to receive any payment thereunder shall be forfeited by the Grantee, and the Grantee shall not be entitled to receive any compensation in lieu thereof after the expiry of the six-month period.

(iii)
Retirement — If a Grantee voluntarily ceases to be a Service Provider as a result of Retirement, all unvested Restricted Share Units held by such Grantee shall remain unaffected by the Retirement and shall continue to vest in accordance with Section 5(b) and the applicable Unit Award Agreement.

(iv)
Disability — If a Grantee ceases to be a Service Provider as a result of the Grantee’s Disability, all unvested Restricted Share Units held by such Grantee shall remain unaffected by the Disability and shall continue to vest in accordance with Section 5(b) and the applicable Unit Award Agreement.

(v)
Death — If a Grantee ceases to be a Service Provider as a result of such Grantee’s death, the Vesting Date for all Restricted Share Units held by such Grantee shall be the date of death of the Grantee.

(vi)
Ceasing to be a Service Provider to an Affiliate — If a Grantee ceases to be a Service Provider as a result of the Affiliate in whose service such Grantee may be ceasing to be an Affiliate of the Company, effective as of the date which is six months after the date upon which the Affiliate ceases to be an Affiliate of the Company, all unvested Restricted Share Units held by such Grantee shall be terminated and all rights to receive any payment thereunder shall be forfeited by the Grantee, and the Grantee shall not be entitled to receive any compensation in lieu thereof after the expiry of the six-month period.

(vii)
Voluntary Termination — If a Grantee ceases to be a Service Provider for any other reason, effective as of the last day of any notice period applicable in respect of such voluntary resignation, all unvested Restricted Share Units held by such Grantee shall be terminated and all rights to receive any payment thereunder shall be forfeited by the Grantee; provided, however, that notwithstanding the foregoing, unvested Restricted Share Units held by such Grantee shall not be affected by a change of employment or term of office or appointment within or among the Company or an Affiliate so long as the Grantee continues to be a Service Provider.

(e)
Rights as a Shareholder — Under no circumstances shall Restricted Share Units be considered Shares of the Company, nor shall they entitle any Grantee to exercise voting rights or any other rights attaching to the ownership of Shares of the Company, nor shall any Grantee be considered the owner of Shares by virtue of the fact that Shares will be acquired by, or provided from, the Trust Fund in satisfaction of Restricted Share Units.

(f)	Effect of Certain Changes — In the event:
(i)	of any change in the Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise;
(ii)	that any rights are granted to Shareholders to purchase Shares at prices substantially below fair market value; or

(iii)
that, as a result of any reorganization, recapitalization, merger, consolidation or other transaction that is not a Change of Control, the Shares are converted into or exchangeable for any other securities;

then, in any such case, the Committee may make such adjustments to the Plan and to any Unit Awards outstanding under the Plan as the Committee may, in its sole discretion, consider appropriate in the circumstances to prevent substantial dilution or enlargement of the rights granted to Grantees hereunder.
(g)
Dividends — In the event the Company pays a dividend on the Shares subsequent to the granting of a Unit Award, the number of Restricted Share Units relating to such Unit Award (the “Original RSUs”) shall be increased by an amount equal to: (a) the product of the aggregate number of Original RSUs held by the Grantee on the record date for such dividend multiplied by the per Share amount of such dividend (or, in the case of any dividend payable in property other than cash, the per Share fair market value of such property, as determined by the Board), divided by (b) the Fair Market Value of a Share calculated as of the date on which the dividend is paid. In the event that the Company pays any dividends on the Shares in additional Shares, the number of Original RSUs shall be increased by a number equal to the product of (x) the aggregate number of Original RSUs held by the Grantee on the record date of such dividend, multiplied by (y) the number of Shares (including any fraction thereof) payable as a dividend on one Share.

(h)
Fractions — Notwithstanding any other provision of this Plan, where the determination of the number of Restricted Share Units which have vested on any particular Vesting Date would result in a fractional Restricted Share Unit, the number of Restricted Share Units credited to the Grantee shall be rounded down to the next whole number of Restricted Share Units. No fractional Shares shall be delivered pursuant to this Plan nor shall cash be paid at any time in lieu of any such fractional Share.

(i)
Black-Out Periods — In the event the Vesting Date determined in accordance with the terms of this Plan occurs within a period of time imposed by the Company, pursuant to the Company’s policies, upon certain designated persons during which those persons may not trade in any securities of the Company (a “Black-Out Period”) or which vest within five business days after a Black-Out Period (not including a Black-Out Period imposed due to a cease trade order), the Vesting Date of the Restricted Share Units shall be ten business days from the date any Black-Out Period ends.

6.	Funding of Restricted Share Unit Awards
The Company may from time to time, on its own behalf and on behalf of such of its Affiliates that employ Service Providers, make contributions to the Trust Fund in such amounts and at such times as may be specified by the Committee for the purpose of funding, in whole or in part, awards of Restricted Share Units which become payable to Service Providers pursuant to the Plan. Any purchases of Shares by the Plan Trustee or otherwise pursuant to the Plan shall be made on the open market by a broker designated by the Plan Trustee who is independent of the Company in accordance with the by-laws, regulations and policies of the Exchange.
7.	Withholding
When a Grantee or other person becomes entitled to receive cash or Shares under a Unit Award, the Company shall have the right to withhold or to require the Grantee or such other person to remit to the Company an amount sufficient to satisfy any withholding requirements relating thereto, provided that the Company may permit the Affiliate in whose service such Grantee may be to withhold or require the Grantee or such other person to remit to the Affiliate an amount sufficient to satisfy any such withholding requirements. Unless the Committee otherwise determines, the withholding shall be satisfied by the Company or, where permitted by the Company, the Affiliate in whose service such Grantee may be, withholding from the cash or Shares otherwise deliverable to the Grantee of such amount of cash or number of Shares having a value, determined as of the date that the withholding tax obligation arises, equal to the amount of the total withholding tax obligation.

8.	Non-Transferability
Shares or cash deliverable upon vesting of a Restricted Share Unit shall only be delivered to or to the order of, a Grantee by the Company or the Plan Trustee, as applicable, except that if a Grantee dies, Shares or cash may be delivered to the Grantee’s legal representative or designated beneficiary to whom the Restricted Share Units transfer by will or by the laws of descent and distribution. Except for the foregoing and as otherwise provided in this Plan, no assignment, sale, transfer, pledge or charge of a Restricted Share Unit, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Restricted Share Unit whatsoever in any assignee or transferee and, immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such Restricted Share Unit shall terminate and be of no further force or effect.
9.	Amendment and Termination of the Plan
The Company retains the right to amend from time to time or to suspend, terminate or discontinue the terms and conditions of the Plan and the Restricted Share Units granted hereunder by resolution of the Board provided that no such amendment to the Plan shall cause the Plan to cease to be subject to paragraph (k) of the definition of “salary deferral arrangement” as contained in the Income Tax Act (Canada). Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Exchange, as may be required. Any amendment to the Plan shall take effect only with respect to Unit Awards granted after the effective date of such amendment, provided that it may apply to any outstanding Unit Awards with the mutual consent of the Company and the Service Providers to whom such Unit Awards have been granted.
10.	Foreign Grantees
(a)
The Company may, without amending the Plan, modify the terms of Restricted Share Units granted to participants who provide services to the Company or an Affiliate from outside of Canada in order to comply with the applicable laws of such foreign jurisdictions. Any such modification to the Plan with respect to a particular participant shall be reflected in the Unit Award Agreement for such Grantee.

(b)
The terms of the Plan and Restricted Share Units granted hereunder to participants subject to taxation on employment income under the United States Internal Revenue Code of 1986, as amended, shall be determined by taking into consideration the provisions applicable to such persons as set forth in Schedule “A” hereto.

11.	Miscellaneous
(a)	Effect of Headings — The section and subsection heading contained herein are for convenience only and shall not affect the construction hereof.

(b)
Compliance with Legal Requirements — Neither the Company nor the Plan Trustee shall be obliged to deliver any Shares if such delivery would violate any law or regulation or any rule of any government authority or stock exchange. The Company or the Plan Trustee may postpone the delivery of Shares under any Unit Award as the Board may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the delivery of Shares in compliance with applicable laws, rules and regulations. The Company shall not be required to qualify for resale pursuant to a prospectus or similar document any Shares delivered under the Plan, provided that, if required, the Company shall notify any stock exchange and any other appropriate regulatory bodies of the existence of the Plan and the granting of Unit Awards hereunder in accordance with any such requirements.

(c)
No Right to Continued Employment — Nothing in the Plan or in any Unit Award Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or an Affiliate, to be entitled to any remuneration or benefits not set forth in the Plan or a Unit Award Agreement or to interfere with or limit in any way the right of the Company or an Affiliate to terminate any Grantee’s employment or service.

(d)
Ceasing to be an Affiliate — Except as otherwise provided in this Plan, Unit Awards granted under this Plan shall not be affected by any change in the relationship between or ownership of the Company and an Affiliate. For greater certainty, all outstanding Restricted Share Units shall remain valid in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, any corporation, partnership or trust ceases to be an Affiliate.

(e)	Expenses — All expenses in connection with the Plan shall be borne by the Company.
12.	Effective Date
The Plan shall take effect on •, 2011, the date of its adoption by the Board.

Schedule A
Special Provisions Applicable to Grantees Subject to Section 409A of the United States
Internal Revenue Code
This schedule sets forth special provisions of the Plan that apply to participants subject to section 409A of the United States Internal Revenue Code of 1986, as amended. Terms defined in the Plan and used herein shall have the meanings set forth in the Plan document, as amended from time to time.
1. Definitions
For purposes of this schedule:
“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder.
“Section 409A” means section 409A of the Code.
“Separation From Service” shall mean that employment with the Company and any entity that is to be treated as a single employer with the Company for purposes of United States Treasury Regulation Section 1.409A-1(h) terminates such that it is reasonably anticipated that no further services will be performed.
“Specified Employee” means a US Taxpayer who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.
“US Taxpayer” means a Grantee whose compensation from the Company is subject to Section 409A.
2. Compliance with Section 409A
In General. Notwithstanding any provision of the Plan to the contrary, it is intended that any payments under the Plan either be exempt from or comply with Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each payment made in respect of Restricted Share Units shall be deemed to be a separate payment for purposes of Section 409A. Each US Taxpayer is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Taxpayer in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold such US Taxpayer (or any beneficiary) harmless from any or all of such taxes or penalties.
Distributions to US Taxpayers. Notwithstanding the provisions of Section 5 of the Plan to the contrary, a lump sum payment in respect of any vested units credited to a US Taxpayer’s unit account shall be made 30 days following the US Taxpayer’s Vesting Date with respect to such vested units (or if later, the date on which the US Taxpayer returns to work following a leave of absence during which a Vesting Date occurred), provided in all events that no distribution shall be made hereunder later than the later of (A) the 15th day of the third month following the end of the US Taxpayer’s taxable year in which the US Taxpayer’s right to the payment in respect of the Restricted Share Units is no longer subject to a substantial risk of forfeiture or (B) the 15th day of the third month following the end of the Company’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture.
Distributions to Specified Employees. Solely to the extent required by Section 409A, any payment in respect of vested units which is subject to Section 409A and which has become payable on or following Separation From Service to any employee who is determined to be a Specified Employee shall not be paid before the date which is six months after such Specified Employee’s Separation From Service (or, if earlier, the date of death of such Specified Employee). Following any applicable six month delay of payment, all such delayed payments shall be made to the Specified Employee in a lump sum on the earliest possible payment date.

Tax Withholding. A US Taxpayer shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, from any cash or other compensation payable under the Plan, or from any other compensation or amounts owing to the US Taxpayer, the amount of any required withholding taxes in respect of amounts paid under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.
Funding of Units. If and to the extent use of the assets contributed to or held in the Trust Fund to pay distributions in respect of vested units to a US Taxpayer could result in accelerated or additional tax to the US Taxpayer under Section 409A (including without limitation Section 409A(b)) of the Code, payment in respect of vested units to a US Taxpayer shall only be made with assets that have not been held in the Trust Fund, and the US Taxpayer shall have no right to or any interest in any of the assets of the Trust Fund.
3. Amendment of Schedule
Notwithstanding Section 9 of the Plan, the Board shall retain the power and authority to amend or modify this schedule to the extent the Board in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A. Such amendments may be made without the approval of any US Taxpayer.